SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 9, 2008

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2008, the Board of Directors of International Flavors & Fragrances Inc. (the “Company” or “IFF”) approved amendments to Article III, Sections 3 and 5 of the Company’s By-laws, effective as of such date to adopt a majority voting standard for the election of directors in uncontested elections.  A plurality voting standard will apply in any contested election, which is defined as an election for which there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting as of the record date of such meeting. If a nominee who already serves as a director of the Company is not elected, such director will tender his or her resignation to the Board, subject to acceptance or rejection by the Board of Directors.

The Amended and Restated By-laws of the Company reflecting these amendments are filed with this report as Exhibit 3.1.

Item 9.01.              Financial Statements, Pro Forma Financial Information and Exhibits

(d)               Exhibits

Exhibit No.	Document

3.1	By-laws of International Flavors & Fragrances Inc., as amended and restated effective as of December 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: December 10, 2008	/s/ DENNIS M. MEANY
Name: Dennis M. Meany
Title: Senior Vice President, General Counsel and Secretary

EXHIBITS INDEX

Exhibit No.        Document

3.1                      By-laws of International Flavors & Fragrances Inc., as amended and restated effective as of December 9, 2008